UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 17, 2022

EUROPEAN BIOTECH ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-40211

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

EPFL Innovation Park Building

1015 Lausanne

Switzerland

(Address of principal executive offices, including zip code)

+41 77 976 21 09

(Registrant’s telephone number, including area code)

Johannes Vermeerplein 9

1071 DV Amsterdam, Netherlands

(Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	EBACU	The NASDAQ Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	EBAC	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	EBACW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Business Combination Agreement

On October 17, 2022, European Biotech Acquisition Corp., a Cayman Islands exempted company (“EBAC”), entered into a Business Combination Agreement (as it may be amended and/or restated from time to time, the “Business Combination Agreement”) with Oculis SA, a public limited liability company (société anonyme) incorporated and existing under the laws of Switzerland (“Oculis”). Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings given to them in the Business Combination Agreement.

Upon the terms and subject to the conditions of the Business Combination Agreement and in accordance with applicable law, as soon as practicable following the date hereof, (i) EBAC will form, or cause to be formed, (a) Oculis Holding AG, a public limited liability company incorporated and existing under the laws of Switzerland and that will be a direct wholly owned subsidiary of EBAC (“New Parent”), (b) a new Cayman Islands exempted company that will be a direct wholly owned subsidiary of New Parent (“Merger Sub 1”), (c) another new Cayman Islands exempted company that will be a direct wholly owned subsidiary of New Parent (“Merger Sub 2”) and (d) a new limited liability company (Gesellschaft mit beschränkter Haftung) incorporated and existing under the laws of Switzerland that will be a direct wholly owned subsidiary of New Parent (“Merger Sub 3”) and (ii) EBAC will cause New Parent, Merger Sub 1, Merger Sub 2 and Merger Sub 3 to become a party to the Business Combination Agreement.

In connection with the transactions contemplated by the Business Combination Agreement, among other things, (i) Merger Sub 1 will merge with and into EBAC, with EBAC surviving such merger as a wholly owned subsidiary of New Parent (the “First Merger”), (ii) as a result of the First Merger, (a) each issued and outstanding share of EBAC Common Stock will automatically convert into one class of ordinary shares of the surviving company in the First Merger (“Surviving EBAC Shares”), (b) each issued and outstanding warrant issued by EBAC to purchase Class A Common Stock of EBAC will be automatically converted into warrants of the surviving company in the First Merger (“Surviving EBAC Warrants”), and (c) EBAC will deposit or cause to be deposited with the Exchange Agent the Surviving EBAC Shares and Surviving EBAC Warrants, (iii) following the First Merger Effective Time but prior to the Second Merger Effective Time, the Exchange Agent will contribute the Surviving EBAC Shares and Surviving EBAC Warrants to New Parent in exchange for New Parent Class A ordinary shares, nominal value CHF 0.01 per share (the “New Parent Shares”) and a right to acquire New Parent Shares (each, a “New Parent Warrant”), with both New Parent Shares and New Parent Warrants to be held by the Exchange Agent solely on behalf of the holders of Surviving EBAC Shares and Surviving EBAC Warrants (the “New Parent Interests Consideration, (iv) prior to the Second Merger Effective Time, the Exchange Agent will undertake to (a) distribute the New Parent Shares as part of the New Parent Interests Consideration to the holders of Surviving EBAC Shares and (b) distribute the New Parent Warrants as part of the New Parent Interests Consideration to the holders of Surviving EBAC Warrants, (v) after the First Merger Effective Time and following the completion of the Exchange Agent Contribution Actions, EBAC will merge with and into Merger Sub 2, with Merger Sub 2 as the surviving company and remaining a wholly owned subsidiary of New Parent, (vi) consenting Oculis shareholders executing the Company Shareholders Support Agreements will contribute their shares of Oculis to New Parent in exchange for New Parent Shares and (vii) approximately 30 days after the Acquisition Closing Date, Oculis will merge with and into Merger Sub 3, with Merger Sub 3 as the surviving company.

The Business Combination Agreement and the transactions contemplated thereby were approved by the boards of directors of each of EBAC and Oculis.

Merger Consideration

The consideration payable to current Oculis equityholders in connection with the transactions will be comprised of New Parent Shares. Each New Parent Share shall entitle the holder thereof to one vote and such holder will be entitled to receive dividends if and when declared. The aggregate value of the consideration of New Parent Shares payable to existing Oculis equityholders, without considering any Earnout Shares (as defined below) equals $208,000,000 (subject to certain adjustments) (valuing each New Parent Share at $10 per share). Additionally, all unexercised Oculis options will be assumed by New Parent and converted into options to purchase New Parent Shares.

In addition to the consideration described above, existing equityholders of Oculis will also be entitled to receive at the Acquisition Closing additional consideration in the form of 4,000,000 newly issued shares of New Parent (the “Earnout Shares”), which will initially be unvested and will be subject to forfeiture, on the terms and subject to the conditions set forth in the Business Combination Agreement. The Earnout Shares will be issued in three tranches of (i) 1,500,000 shares, (ii) 1,500,000 shares, and (iii) 1,000,000 shares, vesting based on achievement of post-closing share price targets of New Parent of $15.00, $20.00 and $25.00, respectively, in each case for any 20 trading days within any 30 trading day period commencing on the Acquisition Closing Date and ending on the five-year anniversary thereafter (the “Vesting Period”). The achievement metrics described above are also deemed to be achieved if there is a Change of Control (to the extent an applicable share price target has not already occurred) during the Vesting Period. The Earnout Shares shall not be entitled to vote on matters submitted to the holders of New Parent Shares for approval or be entitled to receive dividends or distributions in respect of the New Parent Shares, if any, until such Earnout Shares vest. The Earnout Shares that have not vested by the end of the Vesting Period shall, automatically be forfeited and cancelled for no consideration.

The Sponsor has forfeited 727,096 of its shares of EBAC Class B Common Stock for no consideration, contingent upon the consummation of the Acquisition Closing. Furthermore, if as of the Acquisition Closing Date, (i) the amount of cash available in the Trust Account following the EBAC Shareholders’ Meeting (after deducting the amount required to satisfy the EBAC Share Redemption Amount but before payment of any Company Transaction Expenses or EBAC Transaction Expenses), plus (ii) the PIPE Investment Amount actually received by New Parent (or other financing, including through a convertible loan, in connection with the Acquisition Transactions) prior to or substantially concurrently with the Acquisition Closing from a PIPE Investor or other investor that in either case has been introduced to the Company following the date hereof by the Sponsor, is less than $25,500,000, then the Sponsor will forfeit for no consideration an additional number of EBAC Class B Common Stock (the “Additional At-Risk Shares”) proportional to the available cash relative to the $25,500,000 threshold (up to a maximum of 1,594,348 Additional At-Risk Shares forfeited); provided that such amount may be reduced by the number of Additional At-Risk Shares transferred by the Sponsor to EBAC Shareholders in connection with executing a Non-Redemption Agreement or similar arrangement after the date hereof; provided further that, the number of shares transferred to any such shareholder does not exceed 10% of the number of EBAC Class A Common Stock owned by such shareholder as of the date of such Non-Redemption Agreement or similar arrangement.

Covenants of the Parties

Pursuant to the terms and conditions set forth in the Business Combination Agreement, among other customary covenants, each of EBAC, New Parent, Merger Sub 1, Merger Sub 2, Merger Sub 3 and Oculis have agreed to use its respective commercially reasonable efforts to take all actions reasonably necessary or advisable to consummate and make effective as soon as practicable the closing of the Business Combination (the “Closing”), including using commercially reasonable efforts to obtain all material Governmental Authorizations to effect the Closing. The Business Combination Agreement also contains certain customary covenants by EBAC and Oculis during the period between the signing of the Business Combination Agreement and the Closing, including, among other things, the conduct of their respective businesses, publicity, provision of information, maintenance of books and records, notification of certain matters, terminating affiliate contracts, some of which may continue after the termination of the Business Combination Agreement. Each of EBAC and Oculis also agreed not to solicit or enter into any alternative competing transactions during the period from the date of the Business Combination Agreement and the Closing. EBAC and New Parent also agreed to cause New Parent Shares issuable in accordance with the Business Combination Agreement to be approved for listing on the Nasdaq as promptly as practicable after the date hereof. EBAC has also agreed to seek an extension (via shareholder approval) to amend its governing documents to extend the time period necessary for EBAC to consummate a business combination if EBAC and Oculis determine in good faith that it is probable the Closing will not occur prior to March 18, 2023 (the “Termination Date”).

Directors of New Parent

The parties agreed in the Business Combination Agreement to take all actions necessary or appropriate to cause the board of directors of New Parent as of the Closing to consist of up to seven directors, of which two individuals will be designated by the Sponsor and up to five individuals designated by Oculis, one whom shall be the chief executive of Oculis and at least three of whom, who in each case will be subject to the prior approval of the Sponsor (not to be unreasonably withheld), will qualify as independent directors under applicable SEC and Nasdaq listing rules.

Closing Conditions

The obligations of the parties to complete the Closing are subject to various conditions, including customary conditions of each party and the following mutual conditions of the parties unless waived:

•	the New Parent Shares and New Parent Warrants contemplated to be listed pursuant to the Business Combination Agreement shall have been approved for listing on Nasdaq;

•	there will not be in force any applicable Law or Governmental Order enjoining, prohibiting, or making illegal the Acquisition Transactions; provided that the Governmental Authority issuing such Governmental Order has jurisdiction over the parties to the Business Combination Agreement;

•	the approval of the EBAC shareholders with respect to the transaction proposals identified in the Business Combination Agreement shall have been obtained;

•	the registration statement on Form F-4 (as such filing is amended or supplemented, and including the proxy statement/prospectus contained therein, the “Registration Statement”) shall have become effective, no stop order shall have been issued by the SEC with respect to the Registration Statement and no action seeking such stop order shall have been threatened or initiated by the SEC and not withdrawn;

•	EBAC shall have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act (as defined below)) of at least $5,000,001; and

•	the (i) amount of cash available in the account established by EBAC for the benefit of its public shareholders, pursuant to the Management Trust Agreement, dated March 15, 2021 by and between EBAC and Continental Stock Transfer & Trust Company following the EBAC Shareholders’ Meeting (after deducting the amount required to satisfy the EBAC Share Redemption Amount and payment of any Company Transaction Expenses or EBAC Transaction Expenses); plus (ii) (A) the cash actually received by New Parent pursuant to the Convertible Loan Agreement from the respective lender parties thereto and (B) the PIPE Investment Amount actually received by New Parent (or other financing in connection with the Acquisition Transactions) prior to or substantially concurrently with the Acquisition Closing being equal to or greater than $100 million.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances, including:

•	by the mutual written consent of EBAC and Oculis;

•	by either EBAC or Oculis if: (i) the representations, warranties, covenants or agreements of the other party, as set forth in the Business Combination Agreement, are breached such that there is a failure of the related closing condition at the Acquisition Closing (subject to a 45-day cure period); (ii) the Closing has not occurred by the Termination Date; provided, that if a proposal to amend EBAC’s governing documents to extend the time period necessary for EBAC to consummate a business combination is approved at an Extension Shareholders’ Meeting (if necessary), then the Termination Date will extend to the last day of such extended time period, (iii) any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which has become final and nonappealable and has the effect of making consummation of any of the Acquisition Transactions illegal or otherwise preventing or prohibiting consummation of any of the Acquisition Transactions or if there shall be adopted any Law that permanently makes consummation of any of the

Acquisition Transactions illegal or otherwise prohibited; or (iv) the EBAC Shareholder Approval is not obtained upon a vote duly taken thereon at the relevant EBAC shareholders’ meeting (subject to any permitted adjournment or postponement thereof); or

•	by Oculis in the event of a Modification in Recommendation.

Other General

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Business Combination Agreement has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about EBAC, Oculis or any other party to the Business Combination Agreement. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement (or any entity that may become a party thereto after the date hereof), may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party (or future party) to the Business Combination Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in EBAC’s public disclosures.

The foregoing description of the Business Combination Agreement is not complete and is qualified in its entirety by reference to the Business Combination Agreement, which is attached as Exhibit 2.1 to this Current Report and incorporated herein by reference.

PIPE Subscription Agreements

In connection with the execution of the Business Combination Agreement, EBAC entered into subscription agreements (the “PIPE Subscription Agreements”) with certain investors, including an affiliate of the Sponsor and certain existing equity holders of Oculis (the “PIPE Investors”). Pursuant to the PIPE Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase, and EBAC agreed to issue and sell to such investors, on the Acquisition Closing Date, an aggregate of 6,330,391 EBAC ordinary shares for a purchase price of $10.00 per share, for aggregate gross proceeds of $63,303,910 (the “PIPE Financing”).

The foregoing description of the PIPE Subscription Agreements is subject to and qualified in its entirety by reference to the full text of the form of Subscription Agreement, a copy of which is included as Exhibit 10.1 hereto, and the terms of which are incorporated by reference.

Convertible Loan Agreement

In connection with the execution of the Business Combination Agreement, Oculis entered into a convertible loan agreement (the “Convertible Loan Agreement”) with certain of its existing equity holders (the “Lenders”). Pursuant to the Convertible Loan Agreement, the Lenders grant Oculis a right to receive a convertible loan with certain conversion rights, in an aggregate amount of $12,670,000. Following the Second Merger Effective Time, it is the intent of the parties thereto that New Parent shall assume the Convertible Loan Agreement, and that immediately after such assumption but before the Company Share Contribution, the Lenders will exercise their conversion rights in exchange for New Parent Shares at $10 per share.

The foregoing description of the Convertible Loan Agreements is subject to and qualified in its entirety by reference to the full text of the form of Convertible Loan Agreement, a copy of which is included as Exhibit 10.2 hereto, and the terms of which are incorporated by reference.

Non-Redemption Agreements

Concurrently with the execution of the Business Combination Agreement, certain shareholders of EBAC (the “EBAC Voting Shareholders”) entered into non-redemption agreements (the “Non-Redemption Agreements”) with EBAC and Sponsor.

Pursuant to the Non-Redemption Agreements, each EBAC Voting Shareholder agreed for the benefit of EBAC to not redeem and to vote all of their EBAC ordinary shares now owned or hereafter acquired (the “Subject EBAC Equity Securities”), representing 700,789 EBAC ordinary shares in the aggregate, in favor of the transaction proposals. In connection with these commitments from the EBAC Voting Shareholders, Sponsor has agreed to transfer to each Investor one New Parent Share for every ten EBAC ordinary shares owned by such investor, on or promptly following the Acquisition Closing Date. The EBAC Voting Shareholders also each agreed to a lock-up to not transfer any Subject EBAC Equity Securities for a period of 90 calendar days after the Acquisition Closing Date.

The foregoing description of the Non-Redemption Agreement is subject to and qualified in its entirety by reference to the full text of the form of Subscription Agreement, a copy of which is included as Exhibit 10.3 hereto, and the terms of which are incorporated by reference.

Oculis Shareholder Support Agreements

Concurrently with the execution of the Business Combination Agreement, certain equityholders of Oculis (the “Oculis Supporting Members”) entered into a support agreement (the “Oculis Shareholder Support Agreement”) in favor of EBAC and Oculis and their respective successors.

In the Oculis Shareholder Support Agreement, the Oculis Supporting Members agreed to, among other things (i) vote to adopt the Business Combination Agreement and approve and consent to the consummation of the Transactions, (ii) waive any rights of appraisal or dissenter’s rights and (iii) provide a release of claims against Oculis and its Subsidiaries.

The foregoing description of the Oculis Shareholder Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Oculis Shareholder Support Agreement, the form of which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Sponsor Letter Agreement

Concurrently with the execution of the Business Combination Agreement, the Sponsor entered into a letter agreement (the “Sponsor Letter Agreement”) with EBAC and Oculis pursuant to which the Sponsor agreed, among other things, to (i) vote all of the EBAC Common Stock it beneficially owns in favor of the Business Combination and related transactions and to take certain other actions in support of the Business Combination Agreement and related transactions, (ii) not transfer its shares of EBAC Common Stock and EBAC Warrants, in each case until the consummation of the Acquisition Closing (subject to certain customary exceptions), (iii) waive certain anti-dilution adjustments and (iv) waive certain redemption rights.

The foregoing description of the Sponsor Letter Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Letter Agreement, a copy of which is filed as Exhibit 10.5 hereto and is incorporated herein by reference.

Amended and Restated Registration Rights and Lock-Up Agreement

On the Acquisition Closing Date, the Sponsor and certain shareholders of Oculis (the “Holders”) and New Parent will enter into an amended and restated registration rights agreement and lock-up agreement (the “Amended and Restated Registration Rights and Lock-Up Agreement”) pursuant to which, among other things, certain shareholders of New Parent will be granted certain customary demand and “piggy-back” registration rights with respect to their respective New Parent Shares.

The Amended and Restated Registration Rights and Lock-Up Agreement will contain certain restrictions on transfer of New Parent Shares and other Registrable Securities (as defined therein) to be held by the Holders immediately following the Acquisition Closing (the “Lock-up Securities”). Such restrictions begin on the Acquisition Closing Date and end on the earlier of (x) (i) for the Sponsor the 270 days after the Acquisition Closing Date and (ii) for the rest of the Holders 180 days from the Acquisition Closing Date and (y) the last reported trading price of the New Parent Shares on Nasdaq exceeds $15.00 for 20 trading days within any 30 trading day period commencing at least 150 days after the Acquisition Closing Date.

The foregoing description of the Amended and Restated Registration Rights and Lock-Up Agreement is subject to and qualified in its entirety by reference to the full text of the form of Subscription Agreement, a copy of which is included as Exhibit 10.6 hereto, and the terms of which are incorporated by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of (i) EBAC Class A Common Stock to the PIPE Investors and (ii) New Parent Shares to the Oculis Supporting Members is incorporated by reference herein. The EBAC Class A Common Stock issuable to the PIPE Investors in connection with the transactions contemplated by the Business Combination Agreement will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01.	Regulation FD Disclosure.

On October 17, 2022, EBAC and Oculis issued a Joint Press Release (the “Joint Press Release”) announcing the execution of the Business Combination Agreement.

Also on October 17, 2022, EBAC released an investor presentation that will be used by EBAC and Oculis with respect to the Business Combination (the “Investor Presentation”).

Copies of the Joint Press Release and Investor Presentation are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

The information in this Current Report includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “result,” “follow,” “to be,” “extend,” “shall,” “may” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity and market share, expectations and timing related to commercial product launches, potential benefits of the transaction and expectations related to the terms and timing of the transaction. These statements are based on various assumptions, whether or not identified in this Current Report, and on the current expectations of Oculis’s and EBAC’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Oculis and EBAC.

These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the proposed business combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination or that the approval of the shareholders of Oculis or EBAC is not obtained; changes to the proposed structure of the proposed business combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the proposed business combination; the risk that the proposed business combination disrupts current plans and operations of Oculis as a result of the announcement and consummation of the proposed business combination; failure to realize the anticipated benefits of the proposed business combination; risks relating to the uncertainty of the projected financial information with respect to Oculis; the ability for Oculis Holding AG to meet stock exchange listing standards following the consummation of the proposed business combination; future global, regional or local economic and market conditions; the development, effects and enforcement of laws and regulations; Oculis’s ability to manage future growth; the effects of competition on Oculis’ future business; the amount of redemption requests made by EBAC’s public shareholders; the ability of EBAC or the combined company to issue equity or equity-linked securities in connection with the proposed business combination or in the future; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries against Oculis or EBAC; and those factors discussed in EBAC’s Quarterly Report on Form 10-Q for the period ended June 30, 2022, under the heading “Risk Factors” filed with the SEC on August 15, 2022, its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Risk Factors,” and other documents of EBAC filed, or to be filed, with the SEC, including the proxy statement/prospectus to be filed on Form F-4 with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither EBAC nor Oculis presently know or that EBAC nor Oculis currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect EBAC’s or Oculis’s expectations, plans or forecasts of future events and views as of the date of this Current Report. EBAC and Oculis anticipate that subsequent events and developments will cause EBAC’s or Oculis’s assessments to change. However, while EBAC and Oculis may elect to update these forward-looking statements at some point in the future, EBAC and Oculis specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing EBAC’s or Oculis’s assessments as of any date subsequent to the date of this Current Report. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Additional Information About the Proposed Business Combination and Where To Find It

The proposed business combination will be submitted to shareholders of EBAC for their consideration. EBAC intends to file the Registration Statement with the SEC which will include preliminary and definitive proxy statements to be distributed to EBAC’s shareholders in connection with EBAC’s solicitation for proxies for the vote by EBAC’s shareholders in connection with the proposed business combination and other matters as described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to Oculis’s shareholders in connection with the completion of the proposed business combination. After the Registration Statement has been filed and declared effective, EBAC will mail a definitive proxy statement and other relevant documents to its shareholders as of the record date established for voting on the proposed business combination. EBAC’s shareholders and other interested persons are advised to read, once available, the preliminary proxy statement / prospectus and any amendments thereto and, once available, the definitive proxy statement / prospectus, in connection with EBAC’s solicitation of proxies for its special meeting of shareholders to be held to approve, among other things, the proposed business combination, because these documents will contain important information about EBAC, Oculis and the proposed business combination. Shareholders may also obtain a copy of the definitive proxy statement/prospectus, once available, as well as other documents filed with the SEC regarding the proposed business combination and other documents filed with the SEC by EBAC, without charge, at the SEC’s website located at www.sec.gov or by directing a request to 660 Madison Ave Suite 1600, New York, NY 10065.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Participants in the Solicitation

EBAC, Oculis and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from EBAC’s shareholders in connection with the proposed business combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of EBAC’s shareholders in connection with the proposed business combination will be set forth in EBAC’s proxy statement / prospectus when it is filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the proxy statement / prospectus when they become available. Shareholders, potential investors and other interested persons should read the proxy statement / prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

No Offer or Solicitation

This Current Report is not a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

                     (d) Exhibits

Exhibit No.	Description
2.1*	Business Combination Agreement, dated October 17, 2022 by and among EBAC and Oculis SA.
10.1	Form of PIPE Subscription Agreement by and among EBAC and certain investors party thereto.
10.2	Convertible Loan Agreement, dated October 17, 2022 by and among Oculis SA and certain shareholders party thereto.
10.3	Form of Shareholder Non-Redemption Agreement, by and among Sponsor and certain investors party thereto.
10.4	Oculis Shareholder Support Agreement, dated October 17, 2022 by and among Oculis, EBAC and the other parties thereto.
10.5	Sponsor Support Agreement, dated October 17, 2022 by and among Sponsor, EBAC and Oculis.
10.6	Form of Amended and Restated Registration Rights and Lock-Up Agreement by and among New Parent and the other signatories to be a party thereto.
99.1	Joint Press Release, dated October 17, 2022.
99.2	Investor Presentation, dated October 17, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

______________

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). EBAC agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2022

EUROPEAN BIOTECH ACQUISITION CORP.

By:	/s/ Eduardo Bravo Fernandez de Araoz
Name: Eduardo Bravo Fernandez de Araoz
Title: Chief Executive Officer (Principal Executive Officer)